MORRIS, NICHOLS, ARSHT & TUNNELL LLP 1201 NORTH MARKET STREET P.O. BOX 1347 WILMINGTON, DELAWARE 19899-1347 (302) 658-9200 (302) 658-3989 FAX

February 20, 2026

BlackRock Floating Rate Income Trust

100 Bellevue Parkway

Wilmington, Delaware 19809

Re:	BlackRock Floating Rate Income Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to BlackRock Floating Rate Income Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the issuance of up to 17,000,000 Shares of the Trust to be offered pursuant to the Registration Statement (as defined below) (the “Offered Shares”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of May 27, 2004 (the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Trust’s Registration Statement on Form N-2 as filed on December 19, 2025 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as amended by Pre-Effective Amendment No. 1 under the Securities Act (File No. 333-292301) and Amendment No. 11 under the Investment Company Act (File No. 811-21566) on Form N-2/A of the Trust to be filed with the Commission on or about the date hereof (as so amended, the “Registration Statement”), including the Prospectus of the Trust included in the Registration Statement (the “Prospectus”); the Certificate of Trust of the Trust (then named “BlackRock Variable Rate and Inflation Protected Securities Trust”) as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on April 20, 2004, as amended by the Certificate of Amendment thereto as filed in the State Office on May 27, 2004, changing the name of the Trust from “BlackRock Variable Rate and Inflation Protected Securities Trust” to “BlackRock Global Floating Rate Income Trust”, as further amended by the Certificate of Amendment thereto as filed in the State Office on March 9, 2009, changing the name of the Trust from “BlackRock Global Floating Rate Income Trust” to “BlackRock Floating Rate Income Trust” (as so amended, the “Trust Certificate”); resolutions of the Board of Trustees of the Trust prepared for adoption at a meeting held on September 10-11, 2025 (the “Resolutions”); the Governing Instrument; the Amended and Restated Bylaws of the Trust effective as of October 28, 2016, as amended by Amendment No. 1 thereto dated as of

BlackRock Floating Rate Income Trust

February 20, 2026

November 19, 2020 (as so amended, the “Bylaws” and, together with the Governing Instrument, the Registration Statement (including the Prospectus), the Trust Certificate, the Distribution Agreement (as defined below), and the Resolutions, the “Governing Documents”); an Officer’s Certificate of the Trust dated on or about the date hereof; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto (other than the Trust) of the above-referenced agreements, instruments, certificates and other documents; (iii) the payment of consideration for the Shares (including the Offered Shares), and the application of such consideration, as provided in the Governing Documents and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of the Shares (including the Offered Shares); (iv) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (vi) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (vii) the taking of all appropriate action by the Trustees to designate the series and classes of the Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument; (viii) that the Shares referenced in the Prospectus are the Offered Shares; (ix) that prior to the issuance of the Offered Shares, in accordance with the Resolutions, the Trust will enter into a distribution agreement with BlackRock Investments, LLC acting as principal underwriter and placement agent (the “Distribution Agreement”), setting forth the terms and conditions under which the Offered Shares will be issued; and (x) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no documents, facts or circumstances that are contrary to, or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Offered Shares, when issued and delivered in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued and fully paid, and non-assessable Shares (except to the extent that

BlackRock Floating Rate Income Trust

February 20, 2026

under Section 3.8 of the Governing Instrument, the Trustees have the power to cause each Shareholder to pay directly, in advance or arrears, for charges of distribution, of the custodian, transfer, Shareholder servicing or similar agent, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder).

We hereby consent to being named in the Registration Statement and to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder or any person or entity granted reliance in the following sentence) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent; provided, that in the event that Willkie Farr & Gallagher LLP delivers its opinion to the Trust on or about the date hereof, which opinion addresses any matters of Delaware law addressed herein, it may rely on this opinion in connection therewith.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ David A. Harris

David A. Harris

16058080.3